SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 11, 1996

SYQUEST TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674                                 94-2793941
(Commission File Number)      (IRS Employer Identification No.)


47071 Bayside Parkway, Fremont, California 94538
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (510) 226-4000


Not Applicable
(Former name or former address, if changed since last report.)

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events

Continuation of Nasdaq National Market Listing

          By letter dated November 11, 1996, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, The Nasdaq Stock Market, Inc. ("Nasdaq") advised Syquest Technology, Inc. ("Registrant") that a determination had been made that Registrant has met the terms of the exception set forth in the Listing Qualifications Panel Decision dated September 16, 1996, and that Registrant will continue to be listed on the Nasdaq National Market. Registrant announced this event in a press release on November 7, 1996, a copy of which is attached hereto as
Exhibit 99.2.

Letter of Intent to Acquire a Controlling Interest in Nomai

          On November 18, 1996, Registrant and Herve Frouin and Marc Frouin (the "Frouins"), owners of a controlling interest in Nomai, S.A. ("Nomai"), announced the execution of a Letter of Intent proposing a transaction to acquire approximately 605,835 shares of Nomai from the Frouins in exchange for 3,422,968 shares of the Registrant's common stock. Registrant would then seek approval of French and U.S. regulatory authorities to make a tender offer for the remaining Nomai shares held by the French public. This proposed transaction is more particularly described in the press release attached as Exhibit 99.4 and the Letter of Intent attached as Exhibit 99.5 (the number of shares to be acquired/exchanged varies slightly from the number of shares set forth in Exhibit 99.4, as more current information has become available).

          It is expected that the acquisition of the Frouins' shares, which represent approximately two-thirds of the outstanding Nomai shares, will close in early 1997 and that the tender offer to the remaining Nomai shareholders will be completed shortly afterward. The acquisition is subject to the negotiation and execution of definitive agreements, as well as to customary closing conditions, including approval by Registrant's shareholders.

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

Item 7.   Financial Statements and Exhibits

     c)   Exhibits

          99.1 Letter from Nasdaq to Counsel for Registrant dated
               November 11, 1996

          99.2 Registrant's Press Release dated November 7, 1996

          99.3 Registrant's Press Release dated November 15, 1996

          99.4 Registrant's Press Release dated November 18, 1996

          99.5 Letter of Intent dated November 18, 1996 by and among the Registrant, Herve Frouin and Marc Frouin


Item 9.   Sales of Equity Securities Pursuant to Regulation S

          On November 13, 1996, pursuant to a Subscription Agreement dated November 12, 1996 (the "Agreement"), Registrant sold to Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Purchaser"), 1,500,000 newly issued shares (the "Shares") of Registrant's common stock, par value $.001 per share ("Common Stock"), at a price of $5.6875 per Share, an aggregate price of $8,531,250. At the same time, pursuant to the Agreement, Registrant also granted to Purchaser a warrant (the "Warrant") to purchase additional shares of Common Stock ("Warrant Shares") at the same price per share. The number of Warrant Shares available for purchase under the Warrant will not be less than 375,000 Warrant Shares or more than 1,875,000 Warrant Shares. If Purchaser owns at least 750,000 shares of Common Stock on July 12, 1997, or if, prior to July 12, 1997, Registrant enters into a reorganization of a type specified in the Warrant, the Warrant will entitle Purchaser to purchase any or all of 1,875,000 Warrant Shares. Otherwise, if Purchaser owns fewer than 750,000 shares of Common Stock on July 12, 1997, the number of Warrant Shares may be reduced, according to a formula set forth in the Warrant, based on the average of the daily volume-weighted average prices of the Common Stock as reported by Bloomberg, L.P. for the 8-month period from November 13, 1996, through July 12, 1997. The number of Warrant Shares is also subject to adjustment in certain events and Registrant may be required to purchase the Warrant (to the extent unexercised) at its Black-Scholes value if Registrant enters into a reorganization transaction of a type specified in the Warrant. The Warrant will expire, to the extent that it is not exercised, on November 13, 2001. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, in reliance on Regulation S promulgated by the
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

Securities and Exchange Commission thereunder. Registrant announced this transaction in a press release on November 15, 1996, a copy of which is attached hereto as Exhibit 99.3.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYQUEST TECHNOLOGY, INC.
                                   (Registrant)


Date: November 18, 1996            By   /s/ Edwin L. Harper
                                        Edwin L. Harper,
                                        President and Chief
                                        Executive Officer

                                                     Exhibit 99.1

THE NASDAQ STOCK MARKET, INC.                               NASDAQ

DAVID A. DONOHOE, JR.
COUNSEL



November 11, 1996


Steven O. Gasser, Esquire
Shartsis, Friese & Ginsburg, LLP
Eighteenth Floor
One Maritime Plaza
San Francisco, CA 94111

Re:  Syquest Technology, Inc.
     Nasdaq Listing Qualifications Panel
     Decision NQ 1364N-96

Dear Mr. Gasser:

Based upon a review of the Forms 8-K and 8-KA dated October 31, 1996 (including exhibits) and all other documentation provided to Nasdaq, a determination has been made that the Company has met the terms of the exception set forth in the Listing Qualifications Panel Decision dated September 16, 1996. Accordingly, the Company will continue to be listed on the Nasdaq National Market. If you have any questions, please do not hesitate to contact me at (202) 496-2529.

Sincerely,


/s/ David A. Donohoe, Jr.

David A. Donohoe, Jr.
Counsel
Listing Qualifications Hearings







1735 K STREET, NW WASHINGTON, DC 20006-1500 202-496-2500  FAX 202-
496-2695
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                                                       Exhibit 99.2

FOR IMMEDIATE RELEASE:

               SYQUEST EXCEEDS NASDAQ LISTING REQUIREMENTS

          Company Receives Official Approval from National
                    Association of Securities Dealers

FREMONT, Calif., Nov. 7, 1996 - SyQuest Technology, Inc. (NASDAQ:SYQT) a world leader in removable cartridge hard drives, said today that it has exceeded the financial requirements of NASDAQ and will maintain its National Market listing on the exchange. Approval came from the National Association of Securities Dealers (NASD) after the company provided detailed information relating to its net tangible assets, capital and surplus.

          "We have taken major steps to stabilize and strengthen SyQuest in the last several months," said Ed Marinaro, chairman of the board. "This announcement represents an important milestone and allows us to move ahead on aggressive corporate and product plans that were set in motion earlier in the year."

          SyQuest's new management team, installed in May, has been working to establish business partnerships, rebuild the company's balance sheet and resume profitable operations, Marinaro said. Since mid-summer, the company has completed $61.5 million worth of equity investments and restructured another $38.5 million of debt into notes-payable ranging in duration from 12 to 36 months.

About SyQuest

          SyQuest Technology, Inc., is a world leader in removable cartridge hard drives. Founded in 1982, the company has an installed base of more than three million drives and 15 million cartridges worldwide. SyQuest is headquartered in Fremont, California, and maintains manufacturing facilities in Fremont, California, and Penang (Malaysia) with additional facilities in Colorado, California, Europe and Asia. The company offers removable cartridge hard drives for Apple, Windows, MS-DOS, UNIX, SG and Sun OS platforms. SyQuest (SYQT) is publicly traded on NASDAQ's National Market System. See SyQuest on the World Web at hppt://www.syquest.com.

This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products, other risks detailed from time to time in the SEC reports filed by SyQuest, including the report on Form
10-Q filed by SyQuest for the quarter that ended June 30, 1996,

Form S-3 filed August 29, 1996, as supplemented, Form 8-K/A filed
November 1, 1996, and completion of documentation necessary to create the proposed joint venture with Legend Group.

SyQuest and the SyQuest logo are registered trademarks of SyQuest
Technology, Inc. All other brands or tradenames are the property of their respective companies.

                                                  Exhibit 99.3

FOR IMMEDIATE RELEASE:

               SYQUEST ADDS $8.5 MILLION IN LATEST INVESTMENT
COMPANY CONTINUES TO BUILD EQUITY BASE; TOTAL REACHES $70 MILLION

FREMONT, Calif., November 15, 1996 - SyQuest Technology, Inc. - (NASDAQ:SYQT), a world leader in removable cartridge hard drives, has completed an $8.5 million offshore transaction with Fletcher International Limited, an international investment firm. Under the terms of the arrangement, Fletcher purchased 1,500,000 shares of SyQuest common stock at $5.6785 per share, the price at close of business on Tuesday, November 12.

          SyQuest also granted to Fletcher five-year warrants to purchase additional shares of common stock at the same price, the maximum number of warrant shares ranging from 375,000 to 1,875,000, depending on, among other things, the number of shares Fletcher owns on July 12, 1997.

          "SyQuest has now received a total of $70 million in equity investments since mid-summer," said Ed Marinaro, chairman. "This latest transaction of $8.5 million from Fletcher underscores our continuing ability to attract investors as we rebuild our balance sheet and aggressively move forward toward our objectives."

          The company, as previously announced, has also restructured $38.5 million of debt into notes-payable, ranging in duration from 12 to 36 months, Marinaro said.

About SyQuest

          SyQuest Technology, Inc., is a leading manufacturer of removable cartridge hard drives, with an installed base of more than three million drives and 15 million cartridges worldwide. SyQuest is headquartered in Fremont, California, and maintains manufacturing facilities in Fremont, California, and Penang (Malaysia) with additional facilities in Colorado, California, Europe and Asia. The company offers removable cartridge hard drives for Apple, Windows, MS-DOS, UNIX, SG and Sun OS platforms. SyQuest (SYQT) is publicly traded on NASDAQ's National Market System. See SyQuest on the World Web at hppt://www.syquest.com.

This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products, other risks detailed from time to time in the SEC reports filed by SyQuest, including the report on Form 10-Q filed by SyQuest for the quarter that ended June 30, 1996, Form S-3 filed August 29, 1996, as supplemented and Form 8-K/A filed November 1, 1996.

SyQuest and the SyQuest logo are registered trademarks of SyQuest
Technology, Inc. All other brands or tradenames are the property of their respective companies.

                                             Exhibit 99.4
Contact:

Ed Marinaro                        Fred Hoar
SyQuest Technology                 Miller/Shandwick Technologies
(510) 226-4142                     (415) 962-9550

FOR IMMEDIATE RELEASE:

     SYQUEST SIGNS LETTER OF INTENT TO ACQUIRE NOMAI, S.A.,
     FRENCH REMOVABLE CARTRIDGE DRIVE MANUFACTURER

FREMONT, CALIFORNIA, November 18, 1996 - SyQuest Technology
(NASDAQ-SYQT), a leading supplier of removable cartridge hard drives, announced that it has signed a letter of intent to acquire controlling interest in Nomai, S.A., a major French manufacturer of removable hard drives and cartridges.

     Under terms of the letter of intent, SyQuest would acquire from Marc and Herve Frouin 674,735 shares of Nomai, representing two-thirds of Nomai's outstanding capital stock, in exchange for 3,441,217 shares of SyQuest common stock. SyQuest would then seek approval of French and U.S. regulatory authorities to make a tender offer for the remaining Nomai shares held by the French public.

     "We are excited to join forces with Nomai and believe that the two companies will form anew competitive force in the removable cartridge arena," said Ed Marinaro, SyQuest chairman. "This acquisition not only adds depth to our strong product portfolio but increases our share of a growing worldwide market. It is another important step in the restoration of SyQuest as a global competitor."

     It is expected that the acquisition of the Frouins' shares will close in early 1997 and that the tender offer to the remaining Nomai shareholders will be completed shortly afterward. The acquisition is subject to the negotiation and execution of definitive agreements, as well as to customary closing conditions, including approval by SyQuest's shareholders.

     SyQuest Technology, founded in 1982, has an installed base of more than three million removable cartridge hard drives and 15 million cartridges worldwide. Headquartered in Fremont, California, the company maintains manufacturing plants in Fremont and in Penang, Malaysia, with additional facilities in California, Colorado, Europe and Asia. SyQuest offers removable cartridge hard drives for Apple, Windows, MS-DOS, PC-DOS, UNIX, SGI and SunOS platforms. SyQuest can be referenced on the World Wide Web at http://www.syquest.com.

     This news release contains forward-looking statements that involve risks and uncertainties, including competition in the marketplace for the company's products; other risks detailed from time to time in the SEC reports filed by SyQuest, including the report on Form 10-Q filed for the quarter that ended June 30, 1996; Form S-3 filed August 29, 1996, as supplemented, and Form 8K/A filed November 1, 1996.

                                                       Exhibit 99.5

               November 18, 1996


Mr. Marc Frouin
Mr. Herve Frouin
188, rue de la Liberte - B.P. 141
50301 AVRANCHES cedex
FRANCE

          Re: Acquisition by SyQuest Technology, Inc., a Delaware Corporation ("Buyer") of up to 100% of the Capital
               Stock of Nomai, a societe anonyme organized under the laws of France ("Company")

Gentlemen:

          This Letter of Intent ("Letter") states the interests of Buyer and Messrs. Marc Frouin and Herve Frouin (the "Sellers") in entering into a transaction (the "Share Acquisition") pursuant to which Buyer will acquire all shares of capital stock of the Company held by the Sellers. Buyer shall acquire the 609,108 shares (the "Shares") of capital stock of the Company, representing 66% of the Company's issued and outstanding capital stock, from Sellers in exchange for unregistered common stock of the Buyer. Buyer would conduct a separate tender offer (the "Tender Offer") as promptly as possible for the remaining 315,186 shares of capital stock of the Company (the "Minority Shares") held by the public, all on such terms as may be required by French authorities. It is the intention of the parties to this Letter that the terms and conditions of the Share Acquisition described herein will be set forth in one or more definitive agreements (the "Definitive Agreements") to be negotiated and signed on or before midnight November 24, 1996.

          1.   THE SHARE ACQUISITION FROM SELLERS.

               1.1 Purchase and Sale of Shares. Sellers shall sell to Buyer all of the Shares free and clear of any and all liens, security interests, claims and encumbrances of any kind.
The closing (the "Closing") of the Share Acquisition shall occur promptly after (i) the execution of Definitive Agreements, (ii) the receipt of all required regulatory approvals, and (iii) the receipt of any approval of stockholders of Buyer that may be required. On the date of this Letter Marc Frouin and Herve Frouin own, and on the date of the Closing they will own, respectively, 307,789 and 301,319 Shares.

               1.2  Consideration for Purchase.  At the Closing,
Buyer shall deliver an aggregate of 3,441,217 shares (the "Buyer

Shares") of Buyer common stock, $.001 par value ("Buyer Common Stock") as follows: (i) 1,738,885 Buyer Shares to Marc Frouin (the "MF-Buyer Shares"), and (ii) 1,702,332 Buyer Shares to Herve Frouin (the "HF-Buyer Shares"). The Buyer Shares shall bear appropriate legends reflecting restrictions on resale imposed by law and the Definitive Agreements.

          2.   SHAREHOLDERS AGREEMENT.

               2.1 Resale Restrictions. The Buyer Shares shall be restricted, and their resale shall be subject to applicable law and to the terms of a Shareholders Agreement (the "Shareholders Agreement") to be executed by the parties at the Closing. The Shareholders Agreement shall provide that disposition of the Buyer Shares shall be restricted as follows (the "Resale Restrictions"):

                    (a) Sellers shall be entitled to resell (i) no more than 860,304 of the Buyer Shares in the aggregate prior to June 30, 1997, and (ii) no more than an additional 860,304 of the Buyer Shares prior to January 1, 1998. Of the Buyer Shares resold in 1997 pursuant to the preceding sentence, Herve Frouin would have priority to sell up to 80% of the total permitted to be resold.

                    (b) In addition to the restrictions in 2.1(a), for a period of three years after the Closing (the "Resale
Period"), disposition of the Buyer Shares will be restricted to:

                         (i)  bona fide, underwritten public
offerings providing for a wide distribution and, to the knowledge of Sellers and the underwriter, no sales in such offerings will be made to any person who, together with such person's associates and affiliates, would beneficially own securities of the Buyer with more than 4.9% of the Buyer's aggregate voting power (a "4.9% Holder");

                         (ii) sales pursuant to Rule 144
promulgated under the Securities Act of 1933, as amended (the
"Act"), upon delivery of customary opinions of counsel and subject to the limitations on sales to 4.9% Holders described in clause (i) above;

                         (iii)     private sales to persons who
Sellers establish will not be 4.9% Holders and who agree to be subject to the Standstill Provisions and Voting Provisions (defined below); and

                         (iv) in tender or exchange offers on the
same terms extended to all shareholders of the Buyer, if such offer is not opposed by the continuing directors of the Buyer.

               2.2  Registration Rights.  The Shareholders
Agreement shall also include customary registration rights, including the following terms:

                    (a)  Seller shall be entitled to one demand
registration right for the period commencing on January 1, 1997, and ending June 30, 1997, one demand registration right for the period commencing July 1, 1997, and ending December 31, 1997, and up to three additional demand registration rights for the period from January 1, 1998 until the end of the Resale Period. The Sellers shall be required to register for resale a minimum of 350,000 Buyer Shares pursuant to any demand registration. Buyer shall keep such registration statement(s) effective up to 120 days if necessary to effect the sale of the registered Buyer Shares. Buyer shall use its best efforts to cause a registration statement registering a permitted resale of Buyer Shares to be effective within 75 days after the exercise of Sellers' first demand registration right.

                    (b) The Sellers shall also have an unlimited number of piggyback registration rights during the Resale Period. If, however, the managing underwriter in any such offering determines in good faith and advises Sellers that the inclusion in the registration statement of all of the Buyer Shares proposed to be included would interfere with the successful marketing of all securities proposed to be registered thereby, then Sellers shall agree to downward adjustment in the number of Buyer Shares to be included in such underwriting sufficient to alleviate fully such marketing concern (the "Cut Back"). Any such Cut Back shall be on a pro rata basis with persons other than Buyer registering shares for resale pursuant to such registration statement, subject to the terms of existing registration rights agreements.

                    (c)  Such registration rights shall be
transferable to permitted transferees who acquire at least 100,000 Buyer Shares in private resales, except that demand registration rights will be exercised by holders of a majority of the outstanding Buyer Shares.

                    (d)  Without the consent of the managing
underwriter(s) in an underwritten offering of Buyer's securities, Sellers shall not effect any sale or distribution of the Buyer Shares (other than in connection with such Seller's own registration permitted by paragraph (b) hereof), including a Rule 144 sale, during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering.

                    (e) The registration rights provisions of the Shareholders Agreement shall include standard indemnification and contribution provisions, and shall require the Buyer to pay the expenses of Sellers, including without limitation, the cost of registration, blue sky clearance (if any), and listing, but not including underwriting discounts and fees and the cost of legal counsel to the Sellers.

               2.3  Standstill Provisions.  The Shareholders
Agreement shall also provide that, during the Resale Period, the Sellers shall be subject to customary standstill provisions (the
"Standstill Provisions") including:

                    (a)  a prohibition on acquisitions of
additional shares (other than pursuant to employee stock options granted to Marc Frouin by Buyer) of the Buyer without written authorization of the Board of Directors of Buyer;

                    (b) prohibitions against effecting, proposing, publicly commenting upon or advising any other person to effect or propose (i) any acquisitions of securities or assets of Buyer, or
(ii) any tender offer, merger, recapitalization, asset sale or other extraordinary transactions involving Buyer or its subsidiaries; and

                    (c) a prohibition against forming, joining or in any way participating in a group ("group") within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, or otherwise acting in concert with any other person for the purpose of acquiring, holding, voting or disposing of Buyer's voting securities.

               2.4 Voting Provisions. The Shareholders Agreement shall also provide that, during the Resale Period, Sellers shall comply with the following voting provisions (the "Voting
Provisions"):

                    (a)  for 275 days after the Closing, Sellers
shall grant the Board of Directors an irrevocable proxy coupled with an interest to vote the Buyer Shares in the Board's discretion; and

                    (b) during the period beginning 276 days after the Closing and continuing through the end of the Resale Period, Sellers shall grant the Board of Directors an irrevocable proxy coupled with an interest to vote the Buyer Shares in favor of the slate of directors nominated by the Board of Directors, against any transaction or stockholder proposal publicly opposed by the Board of Directors of Buyer, and proportionally with all shares of the Buyer (not including the votes of any stockholder that has publicly proposed a transaction or made a stockholder proposal that is opposed by the Board of Directors in the 18 months prior to the vote in question) with respect to matters submitted for a stockholder vote that relate to mergers, business combinations, acquisition of other businesses or their stock or assets, joint ventures or the issuance of equity securities (including authorization of new shares).

               2.5  Termination of Marc Frouin's Employment.

                    (a) Any termination by Buyer or Marc Frouin of Marc Frouin's employment with Buyer shall require written notice of termination (a "Termination Notice") by the terminating party. If Buyer shall terminate Mr. Frouin's employment for a reason other than "cause" as defined in his employment agreement to be entered with Buyer, or if Mr. Frouin shall terminate his employment with Buyer for "good reason" as defined in his employment agreement the Company shall have a call right (the "Call Right") to acquire all of the MF-Buyer Shares on the following terms. The Company may exercise the Call Right by delivering written notice of exercise (the "Call Notice") to Marc Frouin within 10 business days of receipt or delivery by the Company of the relevant Termination Notice. If the Call Right is not timely exercised by delivery of a Call Notice, then the Resale Restrictions contained in
Section 2.1 above, the Standstill Provisions contained in
Section 2.3 above, and the Voting Provisions set forth in
Section 2.4 above shall immediately terminate with respect to the MF-Buyer Shares held by Marc Frouin. The Resale Restrictions, Standstill Provisions, and Voting Provisions shall continue to apply in all respects to the HF-Buyer Shares.

                    (b)  If the Call Right is timely exercised,
then Buyer shall purchase all MF-Buyer Shares held, directly or indirectly, by Marc Frouin for a price in U.S. Dollars equal to the greater of: (i) the average of the closing sales price of the Buyer Common Stock on the principal trading market for such security for the 10 trading days ending immediately prior to the date of delivery of the Termination Notice, (ii) the average of the closing sales price of the Buyer Common Stock on the principal trading market for such security for all trading days beginning on the Closing date and ending on the date immediately prior to the delivery of the Termination Notice, and (iii) U.S. $4.00 per share. If such cash amount is not delivered to Marc Frouin within 30 calendar days of the date of delivery of the Termination Notice, the Call Right shall terminate without prejudice to any remedies Mr. Frouin may have and the Resale Restrictions, Standstill Provisions and Voting Provisions shall terminate with respect to the MF-Buyer Shares.

                    (c)  Notwithstanding the foregoing, the
Company's Call Right shall terminate if Marc Frouin shall deliver a written election to have all Resale Restrictions, Voting Provisions and Standstill Provisions continue for the full Resale Period. Such notice must be delivered within 3 business days of delivery by Buyer of a Call Notice.

          3.   Tender Offer for Minority Shares.

               3.1 Tender Offer. As soon as feasible after the Closing of the Share Acquisition, subject to receipt of all required regulatory approvals, the Company shall conduct a separate tender offer ("the "Tender Offer") for the Minority Shares, with Buyer offering to exchange shares of Buyer Common Stock on terms to be proposed to and approved by the French authorities. The parties understand that Buyer may be required to register the shares of Buyer Common Stock to be offered in the Tender Offer (the "Tender Shares") with the U.S. Securities and Exchange Commission prior to commencing the Tender Offer.

               3.2 Listing of Tender Shares. The Buyer will use its reasonable best efforts to list the Tender Shares on the Nasdaq National Market and on the second marche or the nouveau marche of the Paris bourse prior to the closing of the Tender Offer.

          4.   Filings.

                    (a)  Upon the terms and subject to the
conditions set forth in this Letter, each of the Sellers and the Buyer will, and the Sellers will use their best efforts to cause the Company to, make all necessary filings with respect to the Tender Offer and the transactions contemplated by this Letter under the applicable United States, French, European Union or other foreign securities laws, rules and regulations and will use their reasonable best efforts to obtain any required approvals and clearances with respect thereto under such securities laws, rules and regulations. Notwithstanding the preceding sentence, if an exemption from the registration requirements under the Act is available on a basis that would not (A) impede, impair or delay the Tender Offer, (B) prevent the listing of the Buyer Common Stock to be delivered in the Tender Offer on the NASDAQ National Market or the Paris bourse or (C) adversely affect the value of the Tender Shares to be received by minority stockholders of the Company pursuant to the Tender Offer due to restrictions on transfer, lack of liquidity, limitations on marginability and similar limitations, there shall be no requirement to prepare or file a registration statement in the United States with respect to the Buyer Common Stock.

                    (b) The Buyer and the Sellers will use their best efforts and cooperate with one another (i) in promptly determining what other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any United States or foreign law or regulation or from any governmental authorities or third parties, including parties to loan agreements, in connection with the transactions contemplated by this Letter and
(ii) to promptly make (or, in the case of the Sellers, cause the Company to promptly make) any such filings, furnish information required in connection therewith and in timely fashion seek to obtain any such consents, approvals, permits or authorizations.

          5. Stock Options. To the extent permitted by applicable law, the Buyer will use reasonable efforts to convert at the closing of the Tender Offer each outstanding option to purchase shares of the Company's capital stock (a "Company Stock Option") pursuant to the Company's current option plan (the "Company Stock Plan") to the most nearly equivalent option to acquire Buyer common stock as is possible under Buyer's existing option plans.

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

          6. Exclusivity. Each Seller agrees that, until the earlier of the Closing date or February 7, 1997, he will not, and will use his respective best efforts to cause the Company and the affiliates, officers, employees, directors, representatives and agents of the Company not to, (i) solicit, encourage, negotiate or discuss, directly or indirectly, any inquiries, proposals or offers, or to enter into any agreement or commitment, with any person or entity (other than the Buyer and its advisors) concerning any sale, pledge, encumbrance, assignment, disposition or issuance of any capital stock or equity (including convertible securities) of the Company or any merger, consolidation or other transaction relating to the acquisition, licensing or purchase of all or any material portion of the assets or equity of, or a business combination or any similar transactions involving the Company, (ii) grant any proxies, deposit any Shares in a voting trust or enter into a voting agreement with respect to any Shares, or
(iii) disclose directly or indirectly to any person (other than the Buyer and its advisors) considering a transaction described in paragraphs (i) or (ii) any confidential information regarding the Company, except that if the Buyer and the Sellers have not entered into the Definitive Agreements by December 16, 1996, then, notwithstanding anything in clause (i) of this paragraph to the contrary, the Company may thereafter solicit, negotiate, discuss and enter into transactions or commitments to issue and sell shares of its capital stock to any person or entity for the purpose of raising capital, entering into arrangements with its vendors and customers, or otherwise, so long as the purchaser of such newly issued capital stock in any such transaction is not a competitor of the Company or the Buyer or a person directly or indirectly owned or controlled by such a competitor.

          7. Access to Information. Each Seller shall use reasonable efforts to cause the Company to make available promptly to (and allow copies to be made by) the Buyer and its agents and representatives all available information relating to the Company and its business and operations which the Buyer may request, and shall permit the Buyer and its agents and representatives full access to the Company's management, available financial data of every kind, price lists, intellectual property of every kind, employees, customers, records and facilities, and the Buyer shall promptly make available to the Sellers all available information relative to the Buyer's financial condition and business operations as the Sellers may request. Information disclosed pursuant to this
Section 7 will be subject to the terms of the Mutual Nondisclosure Agreement between the parties.

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          8.   Public Announcements.  The parties shall promptly
issue the attached press release announcing this Letter and shall agree on the text of a second press release to be issued at the time of the execution of the Definitive Agreements. Thereafter, except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with a securities exchange, no party shall issue any press release or make any public filings relating to the transactions contemplated by this Letter without affording the other parties an opportunity to review and comment upon such release or filing.

          9. Counterparts. This Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

          10. Definitive Agreements. The parties shall use their respective best efforts to negotiate, prepare and execute the Definitive Agreements on or before midnight on November 24, 1996.
If Definitive Agreements are executed they shall contain:

               (a) Representations and warranties by the Sellers customary to transactions of this type, including but not limited to, representations and warranties as to the due organization and capitalization of the Company, title to the Shares, the accuracy and completeness of the financial statements and other disclosure of the Company, disclosure of all contracts, commitments and liabilities, absence of certain changes or events, absence of affiliate transactions, the status of labor relations and benefit plans, ownership of intellectual property rights, non infringement of third party rights, absence of litigation, status of tax matters, compliance with applicable laws, investment intent and accredited investor status;

               (b)  Representations and warranties of Buyer
customary to transactions of this type, including but not limited to, representations and warranties as to the due organization and capitalization of the Company, validity of Buyer Shares, authorization, binding agreement, and the accuracy and completeness of the financial statements and the SEC filings of the Company; and

               (c)  Covenants of the Sellers customary to
transactions of this type, including without limitation covenants to submit to jurisdiction of the California courts, and to operate in the ordinary course until Closing; and

               (d) Escrow provisions requiring escrow of the Shares, until the Closing or the termination of the Definitive
Agreements, to the extent necessary to obtain specific performance of the Definitive Agreements.

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          11.  Expenses; Break-Up Fee.

               (a) In the event that the parties do not execute Definitive Agreements, each party will bear its own expenses, including without limitation accounting and legal expenses, incurred in connection with this Letter and the transactions contemplated hereby. If a Closing shall occur, each party will bear its own expenses relating to this Letter and the transactions contemplated hereby, except that the Buyer may bear reasonable out-of-pocket expenses of the Sellers not to exceed $350,000.

               (b) If at any time after the execution of this Letter, the Sellers or the Company shall breach paragraphs 6 or 7 of this Letter, then the Sellers jointly and severally, will promptly pay Buyer a fee of U.S. $2,000,000, which amount shall be deemed liquidated damages and shall represent Buyer's sole and exclusive remedy in such event.

               (c) If the parties execute Definitive Agreements, such agreements shall provide that, upon termination of such agreements by either party following a knowing or intentional breach of any representation, warranty, covenant or agreement by Sellers or their failure to use best efforts to cure an inadvertent breach that is curable in the time period provided (a "Termination Event"), then the Sellers, jointly and severally, will promptly pay Buyer a fee of U.S. $2,000,000. In addition, if prior to or within nine (9) months after a Termination Event either Seller or the Company shall sell or enter, directly or indirectly, an agreement relating to a sale of any of the Shares and the sale of any of the Shares shall thereafter be consummated, then each Seller shall pay to Buyer, within one business day of such sale, all consideration received in excess of FF 183.36 per Share, up to an aggregate of U.S. $3,000,000.

          12. Employment Agreement. At the Closing, Buyer will enter into an agreement with Marc Frouin regarding the terms of his employment with the Buyer. Buyer shall also offer employment positions to all key management personnel of Company and shall enter into mutually acceptable employment agreements with certain key executives of the Company.

          13. Entire Agreement. This Letter constitutes the entire agreement between the parties relating to the terms hereof and supersedes all other prior and contemporaneous agreements (other than the Mutual Nondisclosure Agreement) and undertakings, whether written or oral, among the parties with respect to the subject matter hereof.

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          14.  Governing Law; Venue.

               (a) THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW
THEREOF.

               (b) The Sellers and the Buyer hereby agree that the federal court of the Northern District of California or state court in California shall have exclusive jurisdiction to hear and determine any claims or disputes between the Seller and the Buyer pertaining directly or indirectly to this Letter or to any matter arising therefrom. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Letter or the transactions contemplated hereby, except as expressly set forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The Sellers expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

               (c)  To the extent that either Seller has or
hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Sellers hereby irrevocably waives such immunity in respect of its obligations with respect to this Letter.

          15. Halt Trading in Company Shares. Upon execution of this Letter, Sellers shall cause their and the Company's investment bankers in France to request that the SBF halt trading of the Company's capital stock on the Paris bourse prior to announcement of the Share Acquisition and request that trading remain suspended until the earlier to occur of (i) the expiration of five trading days and (ii) the execution of Definitive Agreements.

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          16.  Enforceability of Certain Provisions.  The parties
to this letter understand and agree that no contract or agreement providing for the Share Acquisition as contemplated by this Letter shall be deemed to exist among the parties until Definitive Agreements have been executed and delivered, and that only
Sections 6, 7, 8, 9, 11 (a) and (b), 13, 14, 15, the first sentence of Section 10, and this Section 16 of this Letter shall be binding on and enforceable by the parties. The other provisions of this Letter reflect an expression of present intentions only and such other provision shall have no legally binding or enforceable effect whatsoever.

          If this Letter satisfactorily evidences our present understanding, please sign in the spaces provided below and return to Buyer.

SYQUEST TECHNOLOGY, INC.


By:  /s/ Edwin L. Harper
     Edwin L. Harper
     President and Chief Executive Officer


By:  /s/ Marc Frouin
     Marc Frouin, Individually


By:  /s/ Herve Frouin
     Herve Frouin, Individually
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